SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported) April 2, 2001
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                             IVAX DIAGNOSTICS, INC.
                            F/K/A B2BSTORES.COM INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


                   001-14798                      113500746
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             (Commission File No.)     (IRS Employer Identification No.)


                  2140 North Miami Avenue, Miami, Florida 33127
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               (Address of Principal Executive Offices) (Zip Code)


                                 (305) 324-2300

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              (Registrant's Telephone Number, Including Area Code)

                               B2BSTORES.COM INC.
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          (Former Name or Former Address, If Changed Since Last Report)

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ITEM 4. CHANGE IN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


(a) Previous independent accountant

On April 2, 2001, IVAX Diagnostics, Inc., a Delaware corporation (the "Registrant"), dismissed BDO Seidman, LLP as its independent certified public accountant. The audit report of BDO Seidman, LLP on the financial statements of the Registrant as of and for the year ended December 31, 1999 was qualified by noting that at the time of the report the Registrant was in the development stage, had nominal revenues from operations and would require substantial additional funds in order to continue as a going concern. However, such audit report was not otherwise qualified or modified as to uncertainty, audit scope, or accounting principles. As a result of the consummation of its initial public offering on February 15, 2000, the Registrant received approximately $27.8 million net of additional financing, and the audit report of BDO Seidman, LLP on the financial statements of the Registrant as of and for the year ended December 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

The Registrant's Audit Committee participated in and recommended the decision to dismiss BDO Seidman, LLP, which was approved by the Board of Directors on April 2, 2001.

In connection with its audits for the two most recent fiscal years and through April 2, 2001, there have been no disagreements with BDO Seidman, LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO Seidman, LLP would have caused them to make reference to them in their report on the financial statements for those years.

During the two most recent fiscal years and through April 2, 2001, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Registrant has requested that BDO Seidman, LLP furnish a letter stating whether or not it agrees with the above statements. A copy of this letter dated April 9, 2001 is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent accountants

The Registrant engaged Arthur Andersen LLP as its new independent certified public accountant as of April 2, 2001. The Registrant's Audit Committee participated in and recommended the decision to retain Arthur Andersen LLP, which was approved by the Board of Directors on April 2, 2001.

During the two most recent fiscal years, Arthur Andersen LLP served as the independent certified public accountant of IVAX Diagnostics, Inc., a Florida corporation (the "Predecessor"). During such

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time Arthur Andersen LLP also served and continues to serve as independent certified public accountant of IVAX Corporation, a Florida corporation, the former parent of the Predecessor.

During the two most recent fiscal years and through April 2, 2001, the Registrant has not consulted with Arthur Andersen LLP regarding the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Registrant's financial statements, and in no case was a written report provided to the Registrant nor was oral advice provided that the Registrant concluded was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

However, in its capacity as independent certified public accountant of the Predecessor and IVAX, the Predecessor and IVAX had consultations with Arthur Andersen LLP regarding the application of accounting principles to the merger of the Predecessor with and into the Registrant (the "Merger"), which was consummated on March 14, 2001. Additionally, Arthur Andersen LLP provided a report dated March 6, 2001 on the financial statements of the Predecessor as of and for the three year period ended December 31, 2000.

Except as described above, neither the Predecessor nor IVAX had any consultations with Arthur Andersen LLP regarding a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Registrant's financial statements, and in no case was a written report provided to the Registrant nor was oral advice provided that the Registrant concluded was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ITEM 7. EXHIBITS

         (C)      EXHIBITS

                  16.1 Letter from BDO Seidman, LLP to the Securities Exchange Commission dated April 9, 2001 concurring with the Company's disclosure contained in Item 4.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               IVAX DIAGNOSTICS, INC.



                                               By:


                                               /s/ Mark Deutsch
                                               ---------------------------------
                                               MARK DEUTSCH
                                               VICE PRESIDENT-FINANCE AND
                                               CHIEF FINANCIAL OFFICER


Date: April 9, 2001
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                                INDEX TO EXHIBITS


      Exhibit No.                    Description
      -----------                    -----------


         16.1 Letter from BDO Seidman, LLP dated April 9, 2001 regarding change in certifying accountants.


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